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                                                                      Exhibit 21

                                  Subsidiaries

                                                             Jurisdiction of
                                                              Incorporation
                             Name                            or Organization
                             ----                            ---------------

LIFESTYLE FURNISHINGS INTERNATIONAL LTD.                        Delaware
    LIFESTYLE HOLDINGS, LTD                                     Delaware
         Ametex Fabrics, Inc.                                   Delaware
         Ametex U.K. Limited                                    United Kingdom
           Ametex Sarl                                          France
           Green & Kirk Limited                                 United Kingdom
           Herbert Green (Silsden) Ltd.                         United Kingdom
         The Berkline Corporation                               Delaware
           Berkline Inc.                                        Quebec
         Dixie Furniture Company Incorporated                   Delaware
         Drexel Heritage Furnishings Inc.                       New York
           D-H Retail Space, Inc.                               Delaware
           Drexel Heritage Advertising, Inc.                    Delaware
           Drexel Heritage Inspirations, Inc.                   North Carolina
         Hanhill (Great Britain) Limited                        England
         Henredon Furniture Industries, Inc.                    North Carolina
           Henredon Transportation Co.                          North Carolina
         Henry Link Corporation                                 Delaware
         Interior Fabric Design, Inc.                           New York
         Intro Europe Inc.                                      North Carolina
         La Barge, Inc.                                         Michigan
         Lexington Furniture Industries, Inc.                   North Carolina
         LifeStyle Outlet Corp.                                 Delaware
         Link-Taylor Corporation                                Delaware
         LFI Receivables Corporation                            Delaware
         LFI Servicing Corporation                              Delaware
         Maitland-Smith, Inc.                                   North Carolina
           Maitland-Smith Asia Holdings Limited                 Vanuatu
               Cebu Agency Limited                              Hong Kong
               Design Agency Limited                            Hong Kong
               Maitland-Smith Ltd.                              Hong Kong
               Maitland-Smith Cebu Inc.                         Philippines
               Maitland-Smith Pacific Ltd.                      Vanuatu
               Maitland-Smith Philippines, Inc.                 Philippines
               Perabut Bermutu (L) Bhd.                         Labuan
               PT Maitland-Smith Indonesia                      Indonesia
         Marbro Lamp Company                                    California
         Ramm, Son & Crocker Limited                            England
         Ramm, Son & Crocker, Inc.                              New York
         Robert Allen Fabrics, Inc.                             Delaware
         Robert Allen Fabrics (Canada) Ltd.                     Canada
         Robert Allen Fabrics of N.Y., Inc.                     Delaware
         Sunbury Textile Mills, Inc.                            Delaware
         Universal Furniture Limited                            Delaware
           Del Mar Furniture Industries (Singapore) Pte. Ltd.   Singapore
           H.K.T. (Malaysia) Sdn. Bhd.                          Malaysia
           Hong Kong Teakwood Works Limited                     Hong Kong
           Hong Kong Teakwood Works (Singapore) Pte. Ltd.       Singapore
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                                                             Jurisdiction of
                                                              Incorporation
                             Name                            or Organization
                             ----                            ---------------

           Hong Kong Teakwood Works (Taiwan) Limited            Taiwan
           Log and Timber Products (Singapore) Pte. Ltd.        Singapore
           Rigel Enterprises Limited                            Hong Kong
           Shin Shin Wood Products Co. Ltd. (51%)               Taiwan
           Sterling Home Furnishings Pte. Ltd.                  Singapore
           Sterling Home Furnishings (Taiwan) Ltd.              Taiwan
           Sterling Home Furnishings (Hong Kong) Ltd.           Hong Kong
           Syarikat Malaysia Wood Industries Sdn. Bhd.          Malaysia
           Teakwood Property Development Ltd.                   Hong Kong
           Teakwood (U.K.) Ltd.                                 United Kingdom
               Pilliod (U.K.) Limited                           United Kingdom
               Universal Furniture Industries (U.K.) Ltd.       United Kingdom
           Universal Furniture Industries, Inc.                 Delaware
               Blue Mountain Trucking Corporation               Mississippi
                  Custom Truck Tires, Inc.                      Mississippi
           Universal Furniture Industries (D) GmbH              Germany
           Universal Furniture Industries (Scandinavia) AB      Sweden
           Universal Furniture Industries (Japan) Ltd.          Japan
           Universal Furniture (Taiwan) Co. Ltd.                Taiwan
           Universal Furniture (Thailand) Ltd.                  Thailand
           Universal Woodfloor (Europe) AB                      Sweden
               Universal Woodfloor (Europe) GmbH                Germany
           UFL Management Services Pte. Ltd.                    Singapore
           World Wide Furniture Sales, Inc.                     British Virgin
                                                                 Islands
           Xin Jia Po Huan Mei Furniture Ltd.                   Hong Kong
               Universal Furniture (Tianjin) Co. Ltd.           China
               Universal Furniture (Guangzhou) Co. Ltd. (85%)   China
               Universal Furniture (Xian) Co. Ltd.              China
               Universal Furniture (Fuzhou) Co. Ltd.            China
           Young-Hinkle Corporation                             Delaware

Directly owned subsidiaries appear at the left hand margin, subsidiaries are indicated by multiple indentation and are listed under the names of their respective parent companies. Unless otherwise indicated, all subsidiaries are wholly-owned. Certain of these companies may also use tradenames or other assumed names in the conduct of the their business.